           AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION

  AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION (this
"Agreement"), dated as of July 31, 1995, between The Walt Disney Company, a Delaware corporation (the "Purchaser") and Capital Cities/ABC, Inc., a New York corporation (the "Company").

                                   RECITALS

  A. The Boards of Directors of the Purchaser and the Company have approved, and deem it advisable and in the best interests of their respective companies and stockholders to consummate the reorganization (the "Reorganization") provided for herein, pursuant to which DC Holdco, Inc. ("Holding Company"), the surviving corporation of a merger of Keystone Properties, Inc., a wholly owned subsidiary of the Purchaser, with and into DC Holdco, Inc., a wholly owned subsidiary of the Purchaser, will acquire all of the common stock of each of the Purchaser and the Company through mergers of Subsidiaries (as defined in Section 10.14) of Holding Company with and into each of the Purchaser and the Company.

  B. For federal income tax purposes, it is intended that (i) the Purchaser Merger (as hereinafter defined) qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code") and/or as an exchange under the provisions of
Section 351 of the Code and (ii) that the Company Merger (as hereinafter defined) qualify as an exchange under the provisions of Section 351 of the Code.

  C. Concurrently with the execution hereof, in order to induce the Purchaser to enter into this Agreement, the Purchaser is entering into a Stock Agreement (the "Stock Agreement") with Berkshire Hathaway Inc. and Thomas S. Murphy providing for certain voting and other restrictions with respect to the shares of Company Common Stock (as defined in Section 4.4 herein) beneficially owned by Berkshire Hathaway Inc. upon the terms and conditions specified therein.

  D. The Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby.

  NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                 FORMATION OF HOLDING COMPANY AND SUBSIDIARIES

  1.1. Holding Company. The Certificate of Incorporation and By-Laws of Holding Company shall be in such forms as shall be determined by Purchaser; provided that the Certificate of Incorporation of Holding Company shall be amended to be substantially in the form of the Certificate of Incorporation of the Purchaser. The Certificate of Incorporation of Holding Company will additionally be amended to provide that the authorized capital stock of Holding Company shall consist initially of 1,200,000,000 shares of common stock, $.01 par value (the "Holding Company Common Stock") and 100,000,000 shares of preferred stock, $.01 par value (the "Holding Company Preferred Stock").

  1.2. Directors and Officers of Holding Company. (i) The directors and officers of Holding Company shall be designated by the Purchaser. Each such officer and director shall remain in office until his or her successors are elected.

  1.3. Organization of Merger Subsidiaries. As promptly as practicable following the execution of this Agreement, the Purchaser shall cause the following companies (the "Merger Subsidiaries") to be organized for the sole purpose of effectuating the Purchaser Merger and the Company Merger contemplated herein:

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    (i) DCA Merger Corp., a corporation organized under the laws of the State of Delaware ("Merger Sub A"). The Certificate of Incorporation and By-laws of Merger Sub A shall be in such forms as shall be determined by the Purchaser as soon as practicable following the execution of this Agreement. The authorized capital stock of Merger Sub A shall initially consist of 100 shares of common stock, par value $.01 per share, which shall be issued to Holding Company at a price of $1.00 per share.

    (ii) DCB Merger Corp., a corporation organized under the laws of the State of New York ("Merger Sub B" and, together with Merger Sub A, the "Merger Subsidiaries"). The Certificate of Incorporation and By-laws of Merger Sub B shall be in such forms as shall be determined by the Purchaser as soon as practicable following the execution of this Agreement. The authorized capital stock of Merger Sub B shall initially consist of 100 shares of common stock, par value $.01 per share, which shall be issued to Holding Company at a price of $1.00 per share.

  1.4. Actions of Directors and Officers. As promptly as practicable following the execution of this Agreement, the Purchaser shall designate the directors and officers of Merger Sub A and Merger Sub B. The Purchaser shall cause (i) Holding Company to elect the directors of the Merger Subsidiaries, (ii) the directors of Merger Sub A and Merger Sub B to elect their respective officers,
(iii) the directors of Holding Company to ratify and approve this Agreement and to approve the forms of the Merger Agreements (as defined in Section 2.1),
(iv) the Merger Agreements to be executed on behalf of the parties thereto, and (v) the directors and officers of the Merger Subsidiaries to take such steps as may be necessary or appropriate to complete the organization of the Merger Subsidiaries and to approve the Merger Agreements.

  1.5. Actions of Purchaser and Company. As promptly as practicable following the execution of this Agreement, as the holders of all of the outstanding shares of capital stock of Holding Company, the Purchaser shall cause Holding Company to ratify and approve this Agreement, and shall cause Holding Company, as the sole shareholder of each of the Merger Subsidiaries, to adopt the Merger Agreements. The Purchaser shall cause Holding Company and the Merger Subsidiaries to perform their respective obligations under this Agreement and the Merger Agreements.

                                   ARTICLE 2

                             THE MERGERS; CLOSING

  2.1. The Mergers. Pursuant to Plans of Merger, in forms to be mutually agreed upon by the Purchaser and the Company (sometimes hereinafter referred to individually as the "Purchaser Merger Agreement" and the "Company Merger Agreement", respectively, and collectively as the "Merger Agreements"), upon the terms and subject to the conditions set forth in this Agreement and in the Merger Agreements:

    (a) Merger Sub A shall be merged with and into the Purchaser (the "Purchaser Merger") in accordance with the applicable provisions of the laws of the State of Delaware. Purchaser shall be the surviving corporation in the Purchaser Merger and shall continue its corporate existence under the laws of the State of Delaware. As a result of the Purchaser Merger, Purchaser shall become a wholly owned Subsidiary of Holding Company. The effects and consequences of the Purchaser Merger shall be as set forth in the Purchaser Merger Agreement.

    (b) Merger Sub B will be merged with and into the Company (the "Company Merger"), in accordance with the applicable provisions of the laws of the State of New York. The Company shall be the surviving corporation in the Company Merger and shall continue its corporate existence under the laws of the State of New York. As a result of the Company Merger, the Company shall become a wholly owned Subsidiary of Holding Company. The effects and consequences of the Company Merger shall be as set forth in the Company Merger Agreement. The term "Mergers" shall mean the Purchaser Merger and the Company Merger.


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    (c) The term "Effective Time" shall mean the time and date which is (A)
  the later of (i) the date and time of the filing of the certificate of merger relating to the Purchaser Merger with the Secretary of State of the State of Delaware (or such other date and time as may be specified in such certificate as may be permitted by law) and (ii) the date and time of the filing of a certificate of merger by the Department of State of the State of New York with respect to the Company Merger (or such other date and time as may be specified in such certificate as may be permitted by law) or (B) such other time and date as the Purchaser and the Company may agree.

  2.2. The Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement and the Merger Agreements (the "Closing") shall take place (a) at the offices of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York, at 10:00 a.m., local time, on the later of (i) January 3, 1996 and (ii) the first business day following the day on which the last to be fulfilled or waived of the conditions set forth in Article 8 shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as the Purchaser and the Company may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

                                   ARTICLE 3

             DIRECTORS AND OFFICERS OF THE MERGER SUBSIDIARIES AND
                            SURVIVING CORPORATIONS

  3.1. Directors. The directors of the Purchaser immediately prior to the Effective Time shall be the directors of the surviving corporation of the Purchaser Merger as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law. The directors of Merger Sub B immediately prior to the Effective Time shall be the directors of the surviving corporation of the Company Merger as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law.

  3.2. Officers. The officers of the Purchaser and the Company immediately prior to the Effective Time shall be the officers of the surviving corporations of the Purchaser Merger and the Company Merger, respectively, as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law.

                                   ARTICLE 4

                    EFFECT OF THE MERGERS ON SECURITIES OF
            THE PURCHASER, THE COMPANY AND THE MERGER SUBSIDIARIES

  4.1. Merger Sub Stock. At the Effective Time, each share of the common stock of Merger Sub A outstanding immediately prior to the Effective Time shall be converted into and shall become one share of common stock of the surviving corporation of the Purchaser Merger. At the Effective Time, each share of the common stock of Merger Sub B outstanding immediately prior to the Effective Time shall be converted into and shall become one share of common stock of the surviving corporation of the Company Merger.

  4.2. Holding Company Capital Stock. At the Effective Time, each share of the capital stock of Holding Company issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive in cash the fair market value thereof as agreed upon by the Purchaser and the Holding Company.

  4.3. Conversion of Purchaser Stock. (a) Subject to Section 4.3(b), at the Effective Time, each share of common stock, par value $0.025 per share, of the Purchaser ("Purchaser Common Stock") issued and

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outstanding at the Effective Time shall be converted into one share of Holding
Company Common Stock. Upon such conversion, all such shares of Purchaser
Common Stock shall be cancelled and cease to exist, and each certificate theretofore representing any such shares shall, without any action on the part of the holder thereof, be deemed to represent an equivalent number of shares of Holding Company Common Stock.

  (b) At the Effective Time, each share of Purchaser Common Stock which is held in the treasury of the Purchaser immediately prior to the Effective Time shall, by virtue of the Mergers, cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor.

  (c) At the Effective Time, each outstanding option or right to purchase shares of Purchaser Common Stock ( a "Purchaser Option") shall, if agreed by the holder of any such Purchaser Option, be assumed by the Holding Company in such manner that it is converted into an option to purchase shares of Holding Company Common Stock, with each such Purchaser Option to otherwise be exercisable upon the same terms and conditions as then are applicable to such Purchaser Option, including the number of shares and exercise price provided thereby. At the Effective Time, the Holding Company shall assume all rights and obligations of the Purchaser under the Purchaser's stock option plans as in effect at the Effective Time and shall continue such plans in accordance with their terms.

  4.4. Conversion of Company Common Stock. (a) Except as otherwise provided in
Section 4.6 and subject to Sections 4.4(c) and 4.4(d), at the Effective Time each issued and outstanding share of Common Stock, $.10 par value of the Company (the "Company Common Stock"), shall be converted into at the election of the holder thereof one of the following (as adjusted pursuant to Section 4.6, the "Merger Consideration"):

    (i) for each such share of Company Common Stock with respect to which an election to receive a combination of Holding Company Common Stock and cash has been effectively made and not revoked or lost, pursuant to Sections 4.5(c), (d) and (e) (a "Standard Election"), the right to receive (x) one share of Holding Company Common Stock plus (y) an amount in cash equal to $65 (collectively, the "Standard Consideration");

    (ii) for each such share of Company Common Stock with respect to which an election to receive solely Holding Company Common Stock has been effectively made and not revoked or lost pursuant to Sections 4.5(c), (d) and (e) (a "Stock Election"), the right to receive (x) one share of Holding Company Common Stock plus (y) a number of shares of Holding Company Common Stock equal to a fraction, the numerator of which is $65 and the denominator of which is the Purchaser Common Stock Price (collectively, the "Stock Consideration"). The "Purchaser Common Stock Price" means an amount equal to the average of the closing sales prices of Purchaser Common Stock on the New York Stock Exchange Composite Tape on each of the ten consecutive trading days immediately preceding the second trading day prior to the date of the Effective Time; or

    (iii) for each such share of Company Common Stock (other than shares as to which a Standard Election or a Stock Election was made), the right to receive in cash, without interest, an amount equal to $65 plus the Purchaser Common Stock Price (collectively, the "Cash Consideration").

  (b) As a result of the Company Merger and without any action on the part of the holder thereof, at the Effective Time all shares of Company Common Stock shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive, without interest, the Merger Consideration and cash for fractional shares of Holding Company Common Stock in accordance with Sections 4.7(c) upon the surrender of a certificate representing such shares of Company Common Stock (a "Company Certificate").

  (c) Notwithstanding anything contained in this Section 4.4 to the contrary, each share of Company Common Stock issued and held in the Company's treasury immediately prior to the Effective Time shall, by virtue of the Company Merger, cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor.

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  (d) Notwithstanding anything in this Section 4.4 to the contrary, shares of
Company Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have not voted such shares in favor of the Company Merger and who shall have properly exercised their rights of appraisal for such shares in the manner provided by the New York Business Corporation Law (the "NYBCL") (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment, as the case may be. If such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, his shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. The Company shall give the Purchaser prompt notice of any Dissenting Shares (and shall also give the Purchaser prompt notice of any withdrawals of such demands for appraisal rights) and the Purchaser shall have the right to direct all negotiations and proceedings with respect to any such demands. Neither the Company nor the surviving corporation of the Company Merger shall, except with the prior written consent of the Purchaser, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal rights.

  (e) At the Effective Time, each outstanding option or right to purchase shares of Company Common Stock (a "Company Option") shall, if agreed by the holder of any such Company Option, be assumed by Holding Company in such manner that it is converted into an option to purchase shares of Holding Company Common Stock, as provided below. Following the Effective Time, each such Company Option shall be exercisable upon the same terms and conditions as then are applicable to such Company Option, except that (i) each such Company Option shall be exercisable for that number of shares of Holding Company Common Stock equal to the product of (x) the number of shares of Company Common Stock for which such Company Option was exercisable and (y) the Stock Consideration specified in Section 4.4(a)(ii) (before adjustment pursuant to Section 4.6(c)) and (ii) the exercise price of such option shall be equal to the exercise price of such option as of the date hereof divided by the Stock Consideration (before adjustment pursuant to Section 4.6(c)). It is the intention of the parties that, to the extent that any such Company Option constituted an "incentive stock option" (within the meaning of Section 422 of the Code) immediately prior to the Effective Time, such option continue to qualify as an incentive stock option to the maximum extent permitted by Section 422 of the Code, and that the assumption of the Company Stock Options provided by this Section 4.4(e) satisfy the conditions of Section 424(a) of the Code. From and after the date of this Agreement, no additional options to purchase shares of Company Common Stock shall be granted under the Company stock option plans or otherwise (other than an aggregate of 75,000 options to acquire Company Common Stock granted pursuant to the terms existing on the date hereof of the Company's stock option plan). Notwithstanding the foregoing provisions of this Section 4.4(e) or any other provision of this Agreement, the Company and the holder of any Company Option may amend such Company Option so that the holder of such Company Option (if it is outstanding at the Effective Time) may elect to receive, in settlement thereof, for each share of Company Common Stock subject to a Company Option an amount (subject to any applicable withholding tax) in cash equal to the Cash Consideration (before adjustment pursuant to Section 4.6(d)) minus the per share exercise or purchase price of such Company Option as of the date hereof. Except as otherwise agreed to by the parties, the Company shall use reasonable efforts to ensure that no person shall have any right under any stock option plan (or any option granted thereunder) or other plan, program or arrangement with respect to, including any right to acquire, equity securities of the Company following the Effective Time.

  4.5. Company Common Stock Elections. (a) Each person who, at the Effective Time, is a record holder of shares of Company Common Stock (other than holders of shares of Company Common Stock to be cancelled as set forth in Section 4.4(c) or Dissenting Shares) shall have the right to submit an Election Form (as defined in Section 4.5(c)) specifying the number of shares of Company Common Stock that such person desires to have converted into the right to receive Holding Company Common Stock and cash pursuant to the Standard Election, the number of shares of Company Common Stock that such person desires to have converted into the right to receive Holding Company Common Stock pursuant to the Stock Election, and the number of shares of Company Common Stock that such person desires to have converted into the right to receive cash (a "Cash Election").

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  (b) Promptly after the Allocation Determination (as defined in Section
4.5(d)), (i) Holding Company shall deposit (or cause to be deposited) with a bank or trust company to be designated by Purchaser and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article IV, cash in the amount sufficient to pay the aggregate cash portion of the Merger Consideration and (ii) Holding Company shall deposit (or cause to be deposited) with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, certificates representing the shares of Holding Company Common Stock ("Holding Company Certificates") for exchange in accordance with this
Article IV (the cash and shares deposited pursuant to clauses (i) and (ii) being hereinafter referred to as the "Exchange Fund"). Holding Company Common Stock into which Purchaser Common Stock and Company Common Stock shall be converted pursuant to the Mergers shall be deemed to have been issued at the Effective Time.

  (c) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of Company Common Stock immediately prior to the Effective Time (excluding any shares of Company Common Stock which will be cancelled pursuant to Section 4.4(c) or Dissenting Shares) (A) a letter of transmittal (the "Company Letter of Transmittal") (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of such Company Certificates to the Exchange Agent and shall be in such form and have such other provisions as Purchaser shall specify), (B) instructions for use in effecting the surrender of the Company Certificates in exchange for the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby, and
(C) an election form (the "Election Form") providing for such holders to make the Standard Election, the Cash Election or the Stock Election. As of the Election Deadline (as hereinafter defined) all holders of Company Common Stock immediately prior to the Effective Time that shall not have submitted to the Exchange Agent or shall have properly revoked an effective, properly completed Election Form shall be deemed to have made a Cash Election.

  (d) Any Cash Election (other than a deemed Cash Election), Standard Election, or Stock Election shall have been validly made only if the Exchange Agent shall have received by 5:00 p.m. New York, New York time on a date (the "Election Deadline") to be mutually agreed upon by the Purchaser and the Company (which date shall not be later than the twentieth business day after the Effective
Time), an Election Form properly completed and executed (with the signature or signatures thereof guaranteed to the extent required by the Election Form) by such holder accompanied by such holder's Company Certificates, or by an appropriate guarantee of delivery of such Company Certificates from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States as set forth in such Election Form. Any holder of Company Common Stock who has made an election by submitting an Election Form to the Exchange Agent may at any time prior to the Election Deadline change such holder's election by submitting a revised Election Form, properly completed and signed that is received by the Exchange Agent prior to the Election Deadline. Any holder of Company Common Stock may at any time prior to the Election Deadline revoke his election and withdraw his Company Certificates deposited with the Exchange Agent by written notice to the Exchange Agent received by the close of business on the day prior to the Election Deadline. As soon as practicable after the determination by the Purchaser regarding an increase in the Maximum Cash Amount pursuant to Section 4.6(b) hereof, the Exchange Agent shall determine the allocation of the cash portion of the Merger Consideration and the stock portion of the Merger Consideration and shall notify Holding Company of its determination (the "Allocation Determination").

  (e) Upon surrender of a Company Certificate for cancellation to the Exchange Agent, together with the Company Letter of Transmittal, duly executed, and such other documents as Purchaser or the Exchange Agent shall reasonably request, the holder of such Company Certificate shall be entitled to receive promptly after the Election Deadline in exchange therefor (A) a certified or bank cashier's check in the amount equal to the cash, if any, which such holder has the right to receive pursuant to the provisions of this Article IV (including any cash in lieu of fractional shares of Holding Company Common Stock pursuant to Section 4.8(c)), and (B) a Holding Company Certificate representing that number of shares of Holding Company Common Stock, if any, which such holder has the right to receive pursuant to this Article IV (in each case less the amount of any required withholding taxes), and the Company Certificate so surrendered shall forthwith be cancelled. Until surrendered

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as contemplated by this Section 4.5, each Company Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

  (f) Purchaser shall have the right to make rules, not inconsistent with the terms of this Agreement, governing the validity of the Election Forms, the manner and extent to which Standard Elections, Cash Elections or Stock Elections are to be taken into account in making the determinations prescribed by Section 4.6, the issuance and delivery of certificates for Holding Company Common Stock into which shares of Company Common Stock or Purchaser Common Stock are converted in the Mergers, and the payment of cash for shares of Company Common Stock converted into the right to receive cash in the Company Merger.

  4.6. Proration. (a) As is more fully set forth below, the maximum number of shares of Holding Company Common Stock to be issued to holders of Company Common Stock shall not exceed the number of Outstanding Company Shares. "Outstanding Company Shares" shall mean those shares of Company Common Stock outstanding immediately prior to the Effective Time minus (x) shares of Company Common Stock which will be cancelled pursuant to Section 4.4(c) and (y) Dissenting Shares (as long as such remain Dissenting Shares).

  (b) As is more fully set forth below, the aggregate amount of cash to be paid to holders of Outstanding Company Shares (the "Maximum Cash Amount") shall not exceed the product of (x) $65 and (y) the number of Outstanding Company Shares; provided, however, that the Purchaser shall have the right, in its sole discretion, to increase the Maximum Cash Amount at any time within five (5) business days after the Election Deadline.

  (c) In the event that the aggregate number of shares of Holding Company Common Stock represented by the Stock Elections received by the Exchange Agent (the "Requested Stock Amount") exceeds an amount equal to the number of Outstanding Company Shares minus the aggregate number of Outstanding Company Shares with respect to which effective Standard Elections have been received by the Exchange Agent (such difference, the "Stock Cap"), each holder making a Stock Election shall receive, for each share of Company Common Stock for which a Stock Election has been made, (x) a number of shares of Holding Company Common Stock equal to the product of the Stock Consideration and the Stock Proration Factor (as defined below) (such product, the "Prorated Stock Amount") and (y) cash in an amount equal to the product of (A) the Stock Consideration minus the Prorated Stock Amount and (B) the Purchaser Common Stock Price. The "Stock Proration Factor" shall be a fraction, the numerator of which is the Stock Cap and the denominator of which is the Requested Stock Amount.

  (d) In the event that the aggregate amount of cash represented by the Cash Elections received by the Exchange Agent (the "Requested Cash Amount") exceeds the Maximum Cash Amount (as such amount may have been increased at Purchaser's sole discretion pursuant to Section 4.6(b)) minus the aggregate amount of cash represented by the Standard Elections received by the Exchange Agent (such difference, the "Cash Cap"), each holder making a Cash Election (and each holder who is deemed to have made a Cash Election pursuant to Section 4.5(c)) shall receive, for each share of Company Common Stock for which a Cash Election has been made, (x) cash in an amount equal to the product of the Cash Consideration and a fraction, the numerator of which is the Cash Cap and the denominator of which is the Requested Cash Amount (such product, the "Prorated Cash Amount") and (y) a number of shares of Holding Company Common Stock equal to a fraction, the numerator of which is equal to the Cash Consideration minus the Prorated Cash Amount and the denominator of which is the Purchaser Common Stock Price.

  4.7. Dividends, Fractional Shares, Etc. (a) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared after the Effective Time on Holding Company Common Stock shall be paid with respect to any shares of Company Common Stock represented by a Company Certificate, until such Company Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Company Certificate, there shall be paid to the holder of the Holding Company Certificates issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Holding Company Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other

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distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Holding Company Common Stock, less the amount of any withholding taxes which may be required thereon.

  (b) At or after the Effective Time, there shall be no transfers on the stock transfer books of the Purchaser or the Company of the shares of Purchaser Common Stock or Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing any such shares are presented to the surviving corporations of the Purchaser Merger or the Company Merger, they shall be cancelled and exchanged for certificates for the consideration, if any, deliverable in respect thereof pursuant to this Agreement and the Merger Agreements in accordance with the procedures set forth in this Article 4. Company Certificates surrendered for exchange by any person constituting an "affiliate" of the Company for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until the Purchaser has received a written agreement from such person as provided in Section 7.10.

  (c) No fractional shares of Holding Company Common Stock shall be issued pursuant to the Company Merger. In lieu of the issuance of any fractional share of Holding Company Common Stock pursuant to the Company Merger, cash adjustments will be paid to holders in respect of any fractional share of Holding Company Common Stock that would otherwise be issuable, and the amount of such cash adjustment shall be equal to the product of such fractional amount and the Purchaser Common Stock Price.

  (d) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of Holding Company Common Stock) that remains unclaimed by the former stockholders of the Purchaser and the Company six months after the Effective Time shall be delivered to the Holding Company. Any former stockholder of the Purchaser or the Company who has not theretofore complied with this Article 4 shall thereafter look only to the applicable surviving corporation for payment of the applicable merger consideration, cash in lieu of fractional shares and unpaid dividends and distributions on the Holding Company Common Stock deliverable in respect of each share of Purchaser Common Stock or Company Common Stock such stockholder holds as determined pursuant to this Agreement, in each case without any interest thereon.

  (e) None of the Purchaser, the Company, the Holding Company, the surviving corporations of the Mergers, the Exchange Agent or any other person shall be liable to any former holder of shares of Purchaser Common Stock or Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

  (f) In the event that any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed and, if required by Holding Company, the posting by such person of a bond in such reasonable amount as Holding Company may direct as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Certificate the applicable merger consideration, cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Holding Company Common Stock as provided in Section 4.7, deliverable in respect thereof pursuant to this Agreement and the Company Merger Agreement.

                                   ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF COMPANY

  Except as set forth in the disclosure letter delivered at or prior to the execution hereof to the Purchaser (the "Company Disclosure Letter") or in the Company Reports (as defined below), the Company represents and warrants to the Purchaser as of the date of this Agreement as follows:

  5.1. Existence; Good Standing; Corporate Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole (a "Company Material Adverse Effect"). The Company has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. Each of the Company's Significant Subsidiaries (as defined in Section 10.14 hereof) is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Company Material Adverse Effect. The copies of the Company's Certificate of Incorporation and Bylaws previously made available to the Purchaser are true and correct.

  5.2. Authorization, Validity and Effect of Agreements. The Company has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. Subject only to the approval of this Agreement and the transactions contemplated hereby by the holders of two-thirds of the outstanding shares of Company Common Stock, the consummation by the Company of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

  5.3. Capitalization. The authorized capital stock of the Company consists of 300,000,000 shares of Company Common Stock and 4,000,000 shares of preferred stock, no par value (the "Company Preferred Stock"). As of July 15, 1995, there were 154,061,655 shares of Company Common Stock, and no shares of Company Preferred Stock, issued and outstanding, plus 29,873,305 shares of Company Common Stock held in the Company's treasury. Since such date, (i) no additional shares of capital stock of the Company have been issued, except pursuant to the terms existing on the date hereof of the Company's stock option and employee stock purchase plans and other similar employee benefit plans (the "Company Stock Plans") and (ii) no options or other rights to acquire shares of the Company's capital stock have been granted (other than an aggregate of 75,000 options to acquire Company Common Stock granted pursuant to the terms existing on the date hereof of the Company's stock option plan). The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter (other than the preferred stock purchase rights of the Company (the "Rights") issued pursuant to the Rights Agreement, dated December 14, 1989, between the Company and Harris Trust Company (the "Company Rights Agreement")). All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock of the Company or any of its Subsidiaries (other than under the Company Stock Plans and other than the Rights).

  5.4. Subsidiaries. The Company owns directly or indirectly each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such Company Significant Subsidiary) of each of the Company's Significant Subsidiaries. Each of the outstanding shares of capital stock of each of the Company's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by the Company. Each of the outstanding shares of capital stock of each Significant Subsidiary of the Company is owned, directly or indirectly, by the Company free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material. The following information for each Significant Subsidiary of the Company has been previously provided to the Purchaser, if applicable: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or share capital; and (iii) the number of issued and outstanding shares of capital stock or share capital. All of the Subsidiaries of the Company other than the Significant Subsidiaries, when taken together, do not in the aggregate constitute a Significant Subsidiary of the Company.

  5.5. Other Interests. Except for interests in the Company Subsidiaries, neither the Company nor any Company Significant Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than (i) non-controlling investments in the ordinary course of business and corporate partnering, development, cooperative marketing and similar undertakings, arrangements entered into in the ordinary course of business and
(ii) other investments of less than $100,000,000).

  5.6. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated hereby will not, (i) conflict with or violate the certificate of incorporation or by-laws or equivalent organizational documents of (x) the Company or (y) any Significant Subsidiary,
(ii) subject to making the filings and obtaining the approvals identified in
Section 5.6(b) hereof, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) subject to making the filings and obtaining the approvals identified in Section 5.6(b) hereof, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound or affected, except, in the case of clauses (i)(y), (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Company Material Adverse Effect. The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated hereby will not, result in any material breach of or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any Material Contract to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound or affected. For the purposes hereof, "Material Contract" shall mean any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation that is material to the ownership or operation of any of ESPN, Lifetime Television and A&E Television Network (each a "Station"), or any network affiliate agreement.

  (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation by the Company of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign (each a "Governmental Entity"), except (i) for (A) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws") and state takeover laws, (B) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"),
(C) applicable approvals of the Federal Communications Commission (the "FCC") pursuant to the Communications Act of 1934, as amended, and any regulations promulgated thereunder (the "Communications Act"), (D) filing and recordation of appropriate merger and similar documents as required by New York law and Delaware law and
(E) applicable requirements, if any, of the Code and state, local and foreign tax laws, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Company Material Adverse Effect.

  5.7. Compliance. Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound or affected, in each case except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have, individually or in the aggregate, a Company Material Adverse Effect. The Company and the Company Subsidiaries that are FCC licensees are financially qualified, and to the best of the Company's knowledge, are otherwise qualified to be FCC licensees. The Company is not aware of any facts or circumstances that might prevent or delay any necessary FCC approval of the transactions contemplated hereby.

  5.8. SEC Documents. (a) The Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission ("SEC") since December 31, 1992 (collectively, the "Company Reports"). As of their respective dates, the Company Reports and any such reports, forms and other documents filed by the Company with the SEC after the date of this Agreement (i) complied, or will comply, as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and (ii) did not, or will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representation in clause (ii) of the preceding sentence shall not apply to any misstatement or omission in any Company Report filed prior to the date of this Agreement which was superseded by a subsequent Company Report filed prior to the date of this Agreement. No Company Subsidiary is required to file any report, form or other document with the SEC.

  (b) Each of the consolidated balance sheets of Company included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents the consolidated financial position of Company and the Company Subsidiaries as of its date, and each of the consolidated statements of income, retained earnings and cash flows of Company included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of Company and the Company Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Neither Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Company or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of the Company as of December 31, 1994 or March 31, 1995; (ii) liabilities or obligations arising in the ordinary course of business since March 31, 1995, (iii) liabilities or obligations which would not, individually or in the aggregate, have a Company Material Adverse Effect and (iv) payments required as a result of the Reorganization under the acceleration provisions of the terms existing on the date hereof of the Company's employee benefit plans, which acceleration provisions are referred to in the Company Disclosure Letter.

  5.9. Litigation. There are no actions, suits or proceedings pending against Company or the Company Subsidiaries or, to the actual knowledge of the executive officers of Company, threatened against Company or the Company Subsidiaries, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that are reasonably likely to have a Company Material Adverse Effect.

  5.10. Absence of Certain Changes. Except as specifically contemplated by this Agreement, since December 31, 1994, there has not been (i) any Company Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock (other than regular quarterly cash dividends not in excess of $.05 per share); or (iii) any material change in its accounting principles, practices or methods.

  5.11. Taxes. (a) Each of the Company and the Company Subsidiaries has filed all material tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and all tax returns and reports are complete and accurate in all respects, except to the extent that such failures to file, have extensions granted that remain in effect or be complete and accurate in all respects, as applicable, individually or in the aggregate, would not have a Company Material Adverse Effect. The Company and each of the Company Subsidiaries has paid (or the Company has paid on its behalf) all taxes shown as due on such tax returns and reports. The most recent financial statements contained in the Company Reports reflect an adequate reserve for all taxes payable by the Company and the Company Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against the Company or any Company Subsidiary that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a Company Material Adverse Effect. No requests for waivers of the time to assess any taxes against the Company or any Company Subsidiary have been granted or are pending, except for requests with respect to such taxes that have been adequately reserved for in the most recent financial statements contained in the Company Reports, or, to the extent not adequately reserved, the assessment of which would not, individually or in the aggregate, have a Company Material Adverse Effect.

  (b) Neither the Company nor any Company Subsidiary has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the Company Merger from qualifying as an exchange governed by Section 351(a) or Section 351(b) of the Code.

  (c) As used in this Section 5.11 and in Section 6.11, "taxes" shall include all Federal, state, local and foreign income, franchise, property, sales, use, excise and other taxes, including obligations for withholding taxes from payments due or made to any other person and any interest, penalties or additions to tax.

  5.12. Employee Benefit Plans. Except as described in the Company Reports or as would not have a Company Material Adverse Effect, (i) all employee benefit plans or programs maintained for the benefit of the current or former employees or directors of the Company or any Company Subsidiary that are sponsored, maintained or contributed to by the Company or any Company Subsidiary, or with respect to which the Company or any Company Subsidiary has any liability, including without limitation any such plan that is an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), are in compliance with all applicable requirements of law, including ERISA and the Code, and (ii) neither the Company nor any Company Subsidiary has any liabilities or obligations with respect to any such employee benefit plans or programs, whether accrued, contingent or otherwise, nor to the knowledge of the executive officers of the Company are any such liabilities or obligations expected to be incurred. The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. The only severance agreements or severance policies applicable to the Company or its Subsidiaries are the agreements and policies specifically referred to in the Company Disclosure Letter.

  5.13. Labor Matters. There is no labor strike, labor dispute, work slowdown, stoppage or lockout actually pending, or to the knowledge of the executive officers of the Company, threatened against or affecting the Company or any Company Subsidiary, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the executive officers of the Company, threatened against the Company or its Subsidiaries relating to their business, except for any such proceeding which would not have a Company Material Adverse Effect.

  5.14. No Brokers. The Company has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company or the Purchaser to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that the Company has retained Allen & Company Incorporated as its financial advisor, the arrangements with which have been disclosed in writing to the Purchaser prior to the date hereof. Other than the foregoing arrangements, the Company is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

  5.15. Opinion of Financial Advisor. The Company has received the opinion of Allen & Company Incorporated to the effect that, as of the date hereof, the consideration to be received by the holders of the Company Common Stock in the Company Merger is fair to such holders from a financial point of view.

                                   ARTICLE 6

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

  Except as set forth in the disclosure letter delivered at or prior to the execution hereof to the Company (the "Purchaser Disclosure Letter") or in the Purchaser Reports (as defined below), the Purchaser represents and warrants to the Company as of the date of this Agreement as follows:

  6.1. Existence; Good Standing; Corporate Authority. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Purchaser is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, results of operations or financial condition of the Purchaser and its Subsidiaries taken as a whole (a "Purchaser Material Adverse Effect"). The Purchaser has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. Each of the Purchaser's Significant Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Purchaser Material Adverse Effect. The copies of the Purchaser's Certificate of Incorporation and Bylaws previously made available to the Company are true and correct.

  6.2. Authorization, Validity and Effect of Agreements. The Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. Subject only to the approval of this Agreement and the transactions contemplated hereby by the holders of a majority of the outstanding shares of Purchaser Common Stock, the consummation by the Purchaser of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

  6.3. Capitalization. The authorized capital stock of the Purchaser consists of 1,200,000,000 shares of Purchaser Common Stock, and 100,000,000 shares of preferred stock, $.10 par value (the "Purchaser Preferred Stock"). As of July 15, 1995, there were 522,526,566 shares of Purchaser Common Stock and no shares of Purchaser Preferred Stock, issued and outstanding, plus 50,986,941 shares of Purchaser Common Stock held in the Purchaser's treasury. Since such date, no additional shares of capital stock of the Purchaser have been issued except pursuant to the Purchaser's stock option and employee stock purchase plans, pension plans and other similar employee benefit plans (the "Purchaser Stock Plans"). The Purchaser has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Purchaser on any matter (other than the preferred stock purchase rights of the Purchaser (the "Purchaser Rights") issued pursuant to the Rights Agreement, dated as of June 21, 1989, between the Purchaser and Bank of America (the "Purchaser Rights Agreement")). All such issued and outstanding shares of Purchaser Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as contemplated by this Agreement, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Purchaser or any of its Subsidiaries to issue, transfer or sell any shares of capital stock of the Purchaser or any of its Subsidiaries (other than under the Purchaser Stock Plans and other than the Rights).

  6.4. Subsidiaries. The Purchaser owns directly or indirectly each of the outstanding shares of capital stock of each of the Purchaser's Significant Subsidiaries (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such Purchaser Significant Subsidiary). Each of the outstanding shares of capital stock of each of the Purchaser's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by the Purchaser. Each of the outstanding shares of capital stock of each Significant Subsidiary of the Purchaser is owned, directly or indirectly, by the Purchaser free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material. The following information for each Significant Subsidiary of the Purchaser has been previously made available to the Company, if requested and if applicable: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or share capital; and (iii) the number of issued and outstanding shares of capital stock or share capital.

  6.5. Other Interests. Except for interests in the Purchaser Subsidiaries, neither the Purchaser nor any Purchaser Significant Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than (i) passive investments in securities in the ordinary course of business and corporate partnering, development, cooperative marketing and similar undertakings and arrangements entered into in the ordinary course of business and (ii) other investments of less than $100,000,000).

  6.6. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Purchaser does not, and the consummation by the Purchaser of the transactions contemplated hereby will not, (i) conflict with or violate the certificate of incorporation or by-laws or equivalent organizational documents of (x) the Purchaser or (y) any Significant Subsidiary, (ii) subject to making the filings and obtaining the approvals identified in Section 6.6(b) hereof, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Purchaser or any Purchaser Subsidiary or by which any property or asset of the Purchaser or any Purchaser Subsidiary is bound or affected, or (iii) subject to making the filings and obtaining the approvals identified in Section 6.6(b) hereof, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Purchaser or any Purchaser Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Purchaser or any Purchaser Subsidiary is a party or by which the Purchaser or any Purchaser Subsidiary or any property or asset of the Purchaser or any Purchaser Subsidiary is bound or affected, except, in the case of clauses (i)(y), (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent the Purchaser from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

  (b) The execution and delivery of this Agreement by the Purchaser does not, and the performance of this Agreement and the consummation of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except
(i) for (A) applicable requirements, if any, of the Exchange Act, the Securities Act, Blue Sky Laws and state takeover laws, (B) the pre-merger notification requirements of the HSR Act, (C) applicable approvals of the FCC pursuant to the Communications Act, (D) filing and recordation of appropriate merger and similar documents as required by New York law and Delaware law and
(E) applicable requirements, if any, of the Code and state, local and foreign tax laws, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent the Purchaser or Merger Sub from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

  6.7. Compliance. Neither the Purchaser nor any Purchaser Subsidiary is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Purchaser or any Purchaser Subsidiary or by which any property or asset of the Purchaser or any Purchaser Subsidiary is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Purchaser or any Purchaser Subsidiary is a party or by which the Purchaser or any Purchaser Subsidiary or any property or asset of the Purchaser or any Purchaser Subsidiary is bound or affected, in each case except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Purchaser Material Adverse Effect. The Purchaser and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have, individually or in the aggregate, a Purchaser Material Adverse Effect. The Purchaser and the Purchaser's Subsidiaries that are FCC licensees are financially qualified, and to the best of the Purchaser's knowledge, are otherwise qualified to be FCC licensees. The Purchaser is not aware of any facts or circumstances that might prevent or delay any necessary FCC approval of the transactions contemplated hereby.

  6.8. SEC Documents. (a) The Purchaser has filed all forms, reports and documents required to be filed by it with the SEC since September 30, 1992 (collectively, the "Purchaser Reports"). As of their respective dates, the Purchaser Reports, and any such reports, forms and other documents filed by the Purchaser with the SEC after the date of this Agreement (i) complied, or will comply, as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and (ii) did not, or will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representation in clause (ii) of the preceding sentence shall not apply to any misstatement or omission in any Purchaser Report filed prior to the date of this Agreement which was superseded by a subsequent Purchaser Report filed prior to the date of this Agreement. No Purchaser Subsidiary is required to file any report, form or other document with the SEC.

  (b) Each of the consolidated balance sheets included in or incorporated by reference into the Purchaser Reports (including the related notes and schedules) fairly presents the consolidated financial position of the

Purchaser and the Purchaser Subsidiaries as of its date, and each of the consolidated statements of income, retained earnings and cash flows included in or incorporated by reference into the Purchaser Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of the Purchaser and the Purchaser Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Neither the Purchaser nor any of the Purchaser Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Purchaser or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except for (i) liabilities and obligations that were reserved on or reflected in (including the notes to), the consolidated balance sheet of the Purchaser as of September 30, 1994 or March 31, 1995, (ii) liabilities arising in the ordinary course of business since March 31, 1995, (iii) liabilities or obligations which would not, individually or in the aggregate, have a Purchaser Material Adverse Effect and
(iv) payments required as a result of the Reorganization under the acceleration provisions of the terms of the Purchaser's employee benefit plans.

  6.9. Litigation. There are no actions, suits or proceedings pending against the Purchaser or the Purchaser Subsidiaries or, to the actual knowledge of the executive officers of the Purchaser, threatened against the Purchaser or the Purchaser Subsidiaries, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that are reasonably likely to have a Purchaser Material Adverse Effect.

  6.10. Absence of Certain Changes. Except as specifically contemplated by this Agreement, since December 31, 1994, there has not been (i) any Purchaser Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock (other than regular quarterly cash dividends including any increase thereof consistent with past practice); or (iii) any material change in its accounting principles, practices or methods.

  6.11. Taxes. (a) Each of the Purchaser and the Purchaser Subsidiaries has filed all material tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and all tax returns and reports are complete and accurate in all respects, except to the extent that such failures to file, have extensions granted that remain in effect or be complete and accurate in all respects, as applicable, individually or in the aggregate, would not have a Purchaser Material Adverse Effect. The Purchaser and each of the Purchaser Subsidiaries has paid (or the Purchaser has paid on its behalf) all taxes shown as due on such tax returns and reports. The most recent financial statements contained in the Purchaser Reports reflect an adequate reserve for all taxes payable by the Purchaser and the Purchaser Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against the Purchaser or any Purchaser Subsidiary that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a Purchaser Material Adverse Effect. No requests for waivers of the time to assess any taxes against the Purchaser or any Purchaser Subsidiary have been granted or are pending, except for requests with respect to such taxes that have been adequately reserved for in the most recent financial statements contained in the Purchaser Reports, or, to the extent not adequately reserved, the assessment of which would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

  (b) Neither the Purchaser nor any Purchaser Subsidiary has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the Purchaser Merger from qualifying as at least one of (i) a reorganization described in Section 368(a) of the Code or (ii) an exchange governed by Section 351 of the Code.

  6.12. Employee Benefit Plans. Except as described in the Purchaser Reports or as would not have a Purchaser Material Adverse Effect, (i) all employee benefit plans or programs maintained for the benefit of the current or former employees or directors of Purchaser or any Purchaser Subsidiary that are sponsored, maintained or contributed to by Purchaser or any Purchaser Subsidiary, or with respect to which Purchaser or any Purchaser

Subsidiary has any liability, including without limitation any such plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA, are in compliance with all applicable requirements of law, including ERISA and the Code, and (ii) neither Purchaser nor any Purchaser Subsidiary has any liabilities or obligations with respect to any such employee benefit plans or programs, whether accrued, contingent or otherwise, nor to the knowledge of the executive officers of Purchaser are any such liabilities or obligations expected to be incurred. Except as disclosed in the Purchaser Reports or pursuant to the Disney Salaried Savings and Investment Plan, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee.

  6.13. Labor Matters. There is no labor strike, labor dispute, work slowdown, stoppage or lockout actually pending, or to the knowledge of the executive officers of the Purchaser, threatened against or affecting the Purchaser or any Purchaser Subsidiary, except as would not, individually or in the aggregate, have a Purchaser Material Adverse Effect. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the executive offices of the Purchaser, threatened against the Purchaser or its Subsidiaries relating to their business, except for any such proceeding which would not have a Purchaser Material Adverse Effect.

  6.14. Opinion of Financial Advisor. The Purchaser has received the opinion of Bear, Stearns & Co. Inc. to the effect that, as of the date hereof, the Reorganization is fair to the holders of Purchaser Common Stock from a financial point of view.

  6.15. No Brokers. The Purchaser has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company or the Purchaser to pay any finder's fee, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby except that the Purchaser has retained Bear, Stearns & Co. Inc. and James D. Wolfensohn Incorporated as its financial advisors, the arrangements with which have been disclosed in writing to the Company prior to the date hereof. Other than the foregoing arrangements, the Company is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

                                   ARTICLE 7

                                   COVENANTS

  7.1. Alternative Proposals. Prior to the Effective Time, the Company agrees
(a) that neither it nor any of its Subsidiaries shall, nor shall it or any of its Subsidiaries permit their respective officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, and purchase of (i) all or any significant portion of the assets of the Company and its Subsidiaries taken as a whole, or of any Subsidiary of the Company which owns or operates any Station, (ii) 25% or more of the outstanding shares of Company Common Stock or (iii) 25% of the outstanding shares of the capital stock of any Subsidiary of the Company which owns or operates any Station (any such proposal or offer being hereinafter referred to as an "Alternative Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Alternative Proposal (excluding the Mergers contemplated by this Agreement), or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; and (b) that it will notify the Purchaser immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section 7.1 shall prohibit the Board of Directors of the Company from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide Alternative Proposal, if, and only to the extent that, (A) the Board of Directors of the Company, based upon the advice of outside counsel, determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Company provides written notice to the Purchaser to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, and (C) the Company keeps the Purchaser informed of the status and all material information with respect to any such discussions or negotiations; and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal. Nothing in this Section 7.1 shall (x) permit the Company to terminate this Agreement (except as specifically provided in Article 9 hereof), (y) permit the Company to enter into any agreement with respect to an Alternative Proposal for as long as this Agreement remains in effect (it being agreed that for as long as this Agreement remains in effect, the Company shall not enter into any agreement with any person that provides for, or in any way facilitates, an Alternative Proposal (other than a confidentiality agreement in customary form)), or (z) affect any other obligation of the Company under this Agreement. Nothing contained in this Section 7.1 or any other provision of this Agreement shall prohibit the Company or any of its Subsidiaries from engaging in any discussions or providing any information or data, or entering into any agreement with any person to the extent the Company or any of its Subsidiaries is obligated to do so pursuant to the terms of any agreement relating to a Station as in effect on the date hereof; provided that nothing in this sentence shall be deemed to limit the Company's representation set forth in Section 5.6.

  7.2. Interim Operations. (a) Prior to the Effective Time, except as set forth in the Company Disclosure Letter or as contemplated by any other provision of this Agreement, unless the Purchaser has consented in writing thereto, the Company:

    (i) Shall, and shall cause each of its Significant Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

    (ii) Shall use its reasonable efforts, and shall cause each of its Significant Subsidiaries to use its reasonable efforts, to preserve intact their business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

    (iii) Shall not amend its Certificate of Incorporation or Bylaws or comparable governing instruments (other than Bylaw amendments which are not material to the Company or to the consummation of the transactions contemplated by this Agreement);

    (iv) Shall promptly notify the Purchaser of any breach of any representation or warranty contained herein or any Company Material Adverse Effect;

    (v) Shall promptly deliver to the Purchaser true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

    (vi) Shall not (x) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof, (y) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock (other than an aggregate of 75,000 options to acquire Company Common Stock pursuant to the terms existing on the date hereof of the Company's stock option plan) or grant, confer or award any bonuses or other forms of cash incentives to any officer, director or key employee except consistent with past practice or grant or confer any awards (other than those granted as of the date hereof) under the Incentive Compensation Plan of the Company (as amended through December 9, 1993), (z) increase any compensation under any employment agreement with any of its present or future officers, directors or employees, except for normal increases consistent with past practice, grant any severance or termination pay to, or enter into any employment or severance agreement with any officer or director or amend any such agreement in any material respect other than severance arrangements which are consistent with past practice with respect to employees terminated by the Company, or (aa) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect;

    (vii) Shall not (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests (other than regular quarterly cash dividends not in excess of $.05 per share) or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action;

    (viii) Shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries) except in the ordinary course of business, or to acquire any business or assets, in each case for an amount exceeding $100,000,000;

    (ix) Shall not incur any material amount of indebtedness for borrowed money or make any loans, advances or capital contributions to, or investments (other than non-controlling investments in the ordinary course of business) in, any other person other than a wholly owned Company Subsidiary, or issue or sell any debt securities, other than borrowings under existing lines of credit in the ordinary course of business, in each case in an amount exceeding $100,000,000;

    (x) Shall not, except as previously approved by the Board of Directors of the Company and identified to the Purchaser prior to the date hereof, or except in the ordinary course of business, authorize or make capital expenditures in excess of $200,000,000 in the aggregate;

    (xi) Shall not mortgage or otherwise encumber or subject to any lien any properties or assets except as would not be reasonably likely to have a Company Material Adverse Effect;

    (xii) Shall not make any change to its accounting (including tax accounting) methods, principles or practices, except as may be required by generally accepted accounting principles and except, in the case of tax accounting methods, principles or practices, in the ordinary course of business of the Company or any of its Subsidiaries; and

    (xiii) shall not, nor shall it permit any of its Subsidiaries to, enter into any program production or distribution arrangements, including without limitation joint venture arrangements, with a term in excess of one year without consulting with the Purchaser prior thereto.

  (b) Prior to the Effective Time, except as set forth in the Purchaser Disclosure Letter or as contemplated by this Agreement, unless the Company has consented in writing thereto, the Purchaser:

    (i) shall not issue any shares of its capital stock at less than fair market value (other than pursuant to any Purchaser Stock Plans) or effect any stock split of its capital stock;

    (ii) shall not amend its Certificate of Incorporation (provided that the Purchaser may issue up to $100,000,000 of its preferred stock);

    (iii) shall promptly notify the Company of any breach of any representation or warranty contained herein or any Purchaser Material Adverse Effect;

    (iv) shall promptly deliver to the Company true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement; and

    (v) shall not declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests (other than regular quarterly cash dividends including any increases thereof consistent with past practice).

  7.3. Meetings of Stockholders. Each of the Purchaser and the Company will take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon (i) in the case of the Purchaser, the approval of this Agreement, the Purchaser Merger Agreement and the Purchaser Merger and
(ii) in the case of the Company, the approval of this Agreement and the Company Merger Agreement and the Company Merger. The Board of Directors of each of the Purchaser and the Company shall recommend such approval and the Purchaser and the Company shall each take all lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement/Prospectus (as defined in Section 7.7); provided, however, that such recommendation or solicitation is subject to any action (including any withdrawal or change of its recommendation) taken by, or upon authority of, the Board of Directors of the Purchaser or the Company, as the case may be, in the exercise of its good faith judgment based upon the advice of outside counsel as to its fiduciary duties to its stockholder imposed by law.

  7.4. Filings, Other Action. Subject to the terms and conditions herein provided, the Company and the Purchaser shall: (a) promptly make their respective filings and thereafter make any other required submissions under the HSR Act and the Communications Act; (b) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; and (c) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. The parties hereto recognize and acknowledge that under applicable rules and regulations of the FCC, certain assets currently held by, or attributable to, the Purchaser, the Company or their officers or directors cannot be held by, or be attributable to, Holding Company or its officers and directors after the Effective Time, unless appropriate waivers of such rules and regulations are obtained. In no event shall the obtaining of permanent waivers with respect to assets of the Purchaser or its officers or directors be a condition to consummation of the Mergers. In no event shall a permanent waiver be sought without also seeking in the alternative to obtain a temporary waiver to allow the consummation of the Mergers including the divestiture of assets or other action required in order to obtain such waiver. If necessary in order to obtain the FCC's approval of the transactions contemplated hereby the Purchaser and the Company will divest any or all of such assets and take such other actions prior to consummation of the transactions contemplated hereby. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of the Purchaser and the Company shall take all such necessary action.

  7.5. Inspection of Records. From the date hereof to the Effective Time, each of the Company and the Purchaser shall, subject to any applicable rules and regulations of the FCC, (i) allow all designated officers, attorneys, accountants and other representatives of the other reasonable access at all reasonable times to the offices, records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of the Company and the Purchaser and their respective Subsidiaries, as the case may be, (ii) furnish to the other, the other's counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request and (iii) instruct the employees, counsel and financial advisors of the Company or the Purchaser, as the case may be, to cooperate with the other in the other's investigation of the business of it and its Subsidiaries.

  7.6. Publicity. The initial press release relating to this Agreement shall be a joint press release and thereafter the Company and the Purchaser shall, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

  7.7. Registration Statement. The Purchaser and the Company shall cooperate and promptly prepare and the Purchaser shall file with the SEC as soon as practicable a Registration Statement on Form S-4 (the "Form

S-4") under the Securities Act, with respect to the Holding Company Common Stock issuable in the Mergers, a portion of which Registration Statement shall also serve as the joint proxy statement with respect to the meetings of the stockholders of the Company and of the Purchaser in connection with the Mergers (the "Proxy Statement/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. The Purchaser shall use all reasonable efforts, and the Company will cooperate with the Purchaser, to have the Form S-4 declared effective by the SEC as promptly as practicable and to keep the Form S-4 effective as long as is necessary to consummate the Mergers. The Purchaser shall, as promptly as practicable, provide copies of any written comments received from the SEC with respect to the Form S-4 to the Company and advise the Company of any verbal comments with respect to the Form S-4 received from the SEC. The Purchaser shall use its best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. The Purchaser agrees that the Proxy Statement/Prospectus and each amendment or supplement thereto at the time of mailing thereof and at the time of the respective meetings of stockholders of the Company and the Purchaser, or, in the case of the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Purchaser in reliance upon and in conformity with written information concerning the Company furnished to the Purchaser by the Company specifically for use in the Proxy Statement/Prospectus. The Company agrees that the written information concerning the Company provided by it for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of stockholders of the Company and the Purchaser, or, in the case of written information concerning the Company provided by the Company for inclusion in the Form S-4 or any amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No amendment or supplement to the Proxy Statement/Prospectus will be made by the Purchaser or the Company without the approval of the other party. The Purchaser will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Purchaser Common Stock issuable in connection with the Mergers for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

  7.8. Listing Application. The Purchaser shall promptly cause Holding Company to prepare and submit to the NYSE and the Pacific Exchanges listing applications covering the shares of Holding Company Common Stock issuable in the Mergers, and shall use reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Holding Company Common Stock, subject to official notice of issuance.

  7.9. Further Action. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Mergers.

  7.10. Affiliate Letters. At least 30 days prior to the Closing Date, the Company shall deliver to the Purchaser a list of names and addresses of those persons who were, in the Company's reasonable judgment, at the record date for its stockholders' meeting to approve the Mergers, "affiliates" (each such person, an "Affiliate") of the Company within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act. The Company shall use all reasonable efforts to deliver or cause to be delivered to the Purchaser, prior to the Closing Date, from each of the Affiliates of the Company identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit A. Holding Company shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any Holding Company Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Holding Company Common Stock, consistent with the terms of such Affiliate Letters.

  7.11. Expenses. Whether or not the Mergers are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses except as expressly provided herein and except that (a) the filing fee in connection with the HSR Act filing, (b) the filing fee in connection with the filing of the Form S-4 or Proxy Statement/Prospectus with the SEC (c) the filing fees in connection with necessary applications to the FCC and (d) the expenses incurred in connection with printing and mailing the Form S-4 and the Proxy Statement/Prospectus, shall be shared equally by the Company and the Purchaser.

  7.12. Insurance; Indemnity. (a) From and after the Effective Time, Holding Company shall indemnify, defend and hold harmless to the fullest extent that the Company would have been permitted under applicable law each person who is now, or has been at any time prior to the date hereof, an officer or director of the Company (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such occurring at or prior to the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (an "Action"), (i) any Indemnified Party wishing to claim indemnification shall promptly notify Holding Company thereof, (ii) Holding Company shall pay the reasonable fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to Holding Company, in advance of the final disposition of any such Action to the full extent permitted by applicable law, upon receipt of any undertaking required by applicable law, and (iii) the Holding Company will cooperate in the defense of any such matter; provided, however, that Holding Company shall not be liable for any settlement effected without its written consent and provided, further, that Holding Company shall not be obligated pursuant to this Section to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action except to the extent that, in the opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have conflicting interests in the outcome of such action.

  (b) Holding Company shall cause the surviving corporation of the Company Merger to keep in effect provisions in its Certificate of Incorporation and Bylaws providing for exculpation of director and officer liability and its indemnification of the Indemnified Parties to the fullest extent permitted under the NYBCL, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right of indemnification.

  (c) For a period of three years after the Effective Time, Holding Company shall cause to be maintained officers' and directors' liability insurance covering the Indemnified Parties who are currently covered, in their capacities as officers and directors, by the Company's existing officers' and directors' liability insurance policies on terms substantially no less advantageous to the Indemnified Parties than such existing insurance; provided, however, that Holding Company shall not be required in order to maintain or procure such coverage to pay an annual premium in excess of one and one-half times the current annual premium paid by the Company for its existing coverage (the "Cap") (which current annual premium the Company represents and warrants to be approximately $300,000); and provided, further, that if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, Holding Company shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Cap.

  (d) The provisions of this Section shall survive the consummation of the Mergers and expressly are intended to benefit each of the Indemnified Parties.

  7.13. Rights Agreements. Each of the Purchaser and the Company shall take all necessary action prior to the Effective Time to cause the dilution provisions of the Purchaser Rights Agreement and the Company Rights

Agreement, respectively, to be inapplicable to the transactions contemplated by this Agreement, without any payment to holders of rights issued pursuant to such Rights Agreements.

  7.14. Takeover Statute. If any "fair price", "moratorium", "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby or the transactions contemplated by the Stock Agreement, the Company and the members of the Board of Directors of the Company shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby and the transactions contemplated by the Stock Agreement may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby and thereby.

  7.15. Conduct of Business by Holding Company and the Merger Subsidiaries Pending the Mergers. Prior to the Effective Time and subject to any applicable regulatory approvals, the Purchaser and the Company shall cause Holding Company and the Merger Subsidiaries to (a) perform their respective obligations hereunder and under this Agreement and the Merger Agreements in accordance with the terms hereof and thereof and take all other actions necessary or appropriate for the consummation of the transactions contemplated hereby and thereby, (b) not incur directly or indirectly any liabilities or obligations except those incurred in connection with the consummation of this Agreement and the Merger Agreements and the transactions contemplated hereby and thereby, (c) not engage directly or indirectly in any business or activities of any type or kind whatsoever and not enter into any agreements or arrangements with any person or entity, or be subject to or be bound by any obligation or undertaking which is not contemplated by this Agreement or the Merger Agreements and (d) not create, grant or suffer to exist any lien upon their respective properties or assets which would attach to any properties or assets of the Purchaser or the Company after the Effective Time.

  7.16. Employee Benefits. Purchaser will cause to remain in effect for the benefit of the Company's employees for a period of at least two years after the Effective Time all employee benefit plans of the Company and its Subsidiaries (including the Company's existing severance policies and programs but excluding stock and incentive compensation plans and those plans that are the subject of collective bargaining) in effect on the date of this Agreement and, with respect to employees who are subject to collective bargaining, all benefits shall be provided in accordance with the applicable collective bargaining agreement; provided, however, that no severance payments shall be required to be made to any employee of the Company or any Company Subsidiary who is not terminated by the Company or any Company Subsidiary. No amendment shall be made to any such plan that materially adversely affects the rights or interests of the plan participants or beneficiaries except to the extent required by applicable law or to maintain tax qualifications. In the event that any employee of the Company or its Subsidiaries is at any time after the Effective Time transferred to the Purchaser or any affiliate of Purchaser or becomes a participant in an employee benefit plan, program or arrangement maintained by or contributed by the Purchaser or its affiliates, Purchaser shall cause such plan, program or arrangement to treat the prior service of such employee with the Company or its Subsidiaries, to the extent such prior service is recognized under the comparable plan, program or arrangement of the Company, as service rendered to the Purchaser or its affiliates, as the case may be; provided, however, that in administering such plans, programs or arrangements of Purchaser or its affiliates, Purchaser may cause a reduction of benefits under any such plans, programs or arrangements to the extent necessary to avoid duplication of benefits with respect to the same covered matter or years of service.

  7.17. Conveyance Taxes. The Company and the Purchaser shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

  7.18. Gains Tax. The Holding Company shall pay, without deduction or withholding from any amount payable to the holders of Company Common Stock, any New York State Tax on Gains Derived from Certain Real Property Transfers (the "Gains Tax"), New York State Real Estate Transfer Tax, New York City Real

Property Transfer Tax and New York State Stock Transfer Tax (the "Transfer Taxes") and any similar taxes imposed by any other State of the United States (and any penalties and interest with respect to such taxes), which become payable in connection with the transactions contemplated by this Agreement, on behalf of the stockholders of the Company. The Company and the Purchaser shall cooperate in the preparation, execution and filing of any required returns with respect to such taxes (including returns on behalf of the stockholders of the Company) and in the determination of the portion of the consideration allocable to the real property of the Company and the Company Subsidiaries in New York State and City (or in any other jurisdiction, if applicable). The terms of the Proxy Statement/Prospectus shall provide that the stockholders of the Company shall be deemed to have agreed to be bound by the allocation established pursuant to this Section 7.18 in the preparation of any return with respect to the Gains Tax and the Transfer Taxes and any similar taxes, if applicable.

                                   ARTICLE 8

                                  CONDITIONS

  8.1. Conditions to Each Party's Obligation to Effect the Mergers. The respective obligation of each party to effect the Mergers shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

    (a) This Agreement and the transactions contemplated hereby shall have been approved in the manner required by applicable law or by the applicable regulations of any stock exchange or other regulatory body, as the case may be, by the holders of the issued and outstanding shares of capital stock of the Company and the Purchaser, respectively.

    (b) The waiting period applicable to the consummation of the Mergers under the HSR Act shall have expired or been terminated.

    (c) Neither of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

    (d) The Form S-4 shall have become effective and shall be effective at the Effective Time, and no stop order suspending effectiveness of the Form S-4 shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, or, to the knowledge of the Purchaser or the Company, threatened, and all necessary approvals under state securities laws relating to the issuance or trading of the Holding Company Common Stock to be issued to the Company stockholders in connection with the Mergers shall have been received.

    (e) All orders and approvals of the FCC required in connection with the consummation of the transactions contemplated hereby shall have been obtained or made, whether or not any appeal or request for reconsideration of such order is pending, or whether the time for filing any such appeal or request for reconsideration or for any sua sponte action by the FCC has expired.

    (f) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body (other than the FCC) required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Mergers and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business, results of operations or financial condition of the Purchaser and the Company (and their respective Subsidiaries), taken as a whole, following the Effective Time.

    (g) The Holding Company Common Stock to be issued to the Company stockholders in connection with the Mergers shall have been approved for listing on the NYSE, subject only to official notice of issuance.

  8.2. Conditions to Obligation of Company to Effect the Mergers. The obligation of the Company to effect the Mergers shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

    (a) The Purchaser shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date, the representations and warranties of the Purchaser and Merger Sub contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date, except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and the Company shall have received a certificate of the President or a Vice President of the Purchaser, dated the Closing Date, certifying to such effect.

    (b) The Company shall have received the opinion of Cravath, Swaine & Moore, special counsel to the Company, based upon reasonably requested representation letters and dated the Closing Date, to the effect that the Company Merger will be treated as a transfer of property to Holding Company by the holders of Company Common Stock governed by Section 351(a) or
  Section 351(b) of the Code.

    (c) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of the Purchaser and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Purchaser Material Adverse Effect.

    (d) The Holding Company shall have executed a Registration Rights Agreement substantially in the form attached hereto as Exhibit B.

  8.3. Conditions to Obligation of Purchaser to Effect the Mergers. The obligation of the Purchaser to effect the Mergers shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

    (a) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date, the representations and warranties of the Company contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date, except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and the Purchaser shall have received a certificate of the President or a Vice President of the Company, dated the Closing Date, certifying to such effect.

    (b) The Purchaser shall have received the opinion of Dewey Ballantine, special counsel to the Purchaser, based upon reasonably requested representation letters and dated the Closing Date, to the effect that the Purchaser Merger will be treated as a reorganization described in Section 368(a) of the Code and/or as a transfer of property to Holding Company by holders of Purchaser Common Stock governed by Section 351 of the Code.

    (c) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of the Company and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Company Material Adverse Effect.

    (d) The Stock Agreement shall have remained in full force and effect through the Effective Time.

    (e) After the Effective Time, no person shall have any right under any stock option plan (or any option granted thereunder) or other plan, program or arrangement to acquire any equity securities of the Company.

                                   ARTICLE 9

                                  TERMINATION

  9.1. Termination by Mutual Consent. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders of the Purchaser or the Company, by the mutual consent of the Purchaser and the Company.

  9.2. Termination by Either Purchaser or Company. This Agreement may be terminated and the Mergers may be abandoned by action of the Board of Directors of either the Purchaser or the Company if (a) the Mergers shall not have been consummated by October 1, 1996, or (b) the approval of the Company's stockholders required by Section 8.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof, or (c) the approval of the Purchaser's stockholders required by Section 8.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof, (d) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (d) shall have used all reasonable efforts to remove such injunction, order or decree; and provided, in the case of a termination pursuant to clause (a) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Mergers by October 1, 1996 or (e) the FCC shall have issued an order or ruling or taken other action denying approval of the transactions contemplated by this Agreement, and such order, ruling or other action shall have become final and non-appealable.

  9.3. Termination by Company. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the stockholders of the Company referred to in Section 8.1(a), by action of the Board of Directors of the Company, if (a) in the exercise of its good faith judgment as to fiduciary duties to its stockholders imposed by law, as advised by outside counsel, the Board of Directors of the Company determines that such termination is required by reason of an Alternative Proposal being made; provided that the Company shall notify the Purchaser promptly of its intention to terminate this Agreement or enter into a definitive agreement with respect to any Alternative Proposal, but in no event shall such notice be given less than 48 hours prior to the public announcement of the Company's termination of this Agreement; or (b) there has been a breach by the Purchaser of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a Purchaser Material Adverse Effect; or (c) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the Purchaser, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to the Purchaser; or (d) the Board of Directors of the Purchaser shall have withdrawn or modified in a manner materially adverse to the Company its approval or recommendation of this Agreement or the Mergers. Notwithstanding the foregoing, the Company's ability to terminate this Agreement pursuant to
Section 9.2 or this 9.3 is conditioned upon the prior payment by the Company of any amounts owed by it pursuant to Section 9.5(a)(i).

  9.4. Termination by Purchaser. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of the Purchaser referred to in Section 8.1(a), by action of the Board of Directors of the Purchaser, if (a) the Board of Directors of the Company shall have withdrawn or modified in a manner materially adverse to the Purchaser its approval or recommendation of this Agreement or the Mergers or shall have recommended an Alternative Proposal to the Company stockholders, or (b) there has been a breach by the Company of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a Company Material Adverse Effect, or (c) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the Company, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Purchaser to the Company.

  9.5. Effect of Termination and Abandonment. (a) In the event that any person shall have made an Alternative Proposal for the Company and thereafter (i) this Agreement is terminated pursuant to Section 9.3(a) or Section 9.4 or (ii) this Agreement is terminated for any other reason (other than the breach of this Agreement by the Purchaser and other than pursuant to Section 9.2(c)) and, in the case of this clause (ii) only, a definitive agreement with respect to such Alternative Proposal is executed within one year after such termination, then the Company shall pay the Purchaser a fee of $400,000,000, which amount shall be payable by wire transfer of same day funds either on the date contemplated in the last sentence of Section 9.3 if applicable or, otherwise, within two business days after such amount becomes due. The Company acknowledges that the agreements contained in this Section 9.5(a) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, the Purchaser would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 9.5(a), and, in order to obtain such payment, the Purchaser commences a suit which results in a judgment against the Company for the fee set forth in this Section 9.5(a), the Company shall pay to the Purchaser its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the rate of 12% per annum.

  (b) In the event of termination of this Agreement and the abandonment of the Mergers pursuant to this Article 9, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this
Section 9.5 and Section 7.11 and except for the provisions of Sections 10.3, 10.4, 10.6, 10.8, 10.9, 10.12, 10.13 and 10.14. Moreover, in the event of termination of this Agreement pursuant to Section 9.3 or 9.4, nothing herein shall prejudice the ability of the non-breaching party from seeking damages from any other party for any willful breach of this Agreement, including without limitation, attorneys' fees and the right to pursue any remedy at law or in equity.

  9.6. Extension, Waiver. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE 10

                              GENERAL PROVISIONS

  10.1. Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to the extent expressly provided herein to be conditions to the Mergers and shall not survive the Mergers, provided, however, that the agreements contained in
Article 4, Section 7.12, Section 7.16 and this Article 10 shall survive the Mergers and Section 9.5 shall survive termination.

  10.2. Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to the Purchaser:                      If to the Company:

The Walt Disney Company                   Capital Cities/ABC, Inc.
500 South Buena Vista Street              77 West 66th Street
Burbank, CA 91521                         New York, NY 10023
Attention:                                Attention:
 Sanford  M. Litvack                        N. Braverman
Telecopier No.:                           Telecopier No.:
  (818) 563-4160                            (212) 456-6908

With copies to:                          With copies to:

Dewey Ballantine                         Cravath, Swaine & Moore
1301 Avenue of the Americas              Worldwide Plaza
New York, NY 10019                       825 Eighth Avenue
Attention:                               New York, NY 10019
 Morton A. Pierce                        Attention:
 Mark R. Baker                            Samuel C. Butler
Telecopier No.:                          Telecopier No.:
 (212) 259-6333                           (212) 474-3700

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

  10.3. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of
Section 7.12 and Section 7.16, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

  10.4. Entire Agreement. This Agreement, the Exhibits, the Company Disclosure Letter, the Purchaser Disclosure Letter, the Confidentiality Agreement dated July 29, 1995, between the Company and the Purchaser and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

  10.5. Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Mergers by the stockholders of the Company and the Purchaser, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

  10.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws, except that the provisions of Article 2 and Article 4 with respect to the Company Merger shall be governed by and construed in accordance with the laws of the State of New York.

  10.7. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

  10.8. Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

  10.9. Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

  10.10. Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

  10.11. Incorporation of Exhibits. The Company Disclosure Letter, the Purchaser Disclosure Letter and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

  10.12. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

  10.13. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity.

  10.14. Subsidiaries. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner. When a reference is made in this Agreement to Significant Subsidiaries, the words "Significant Subsidiaries" shall refer to Subsidiaries (as defined above) which constitute "significant subsidiaries" under Rule 405 promulgated by the SEC under the Securities Act.

  IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

ATTEST:                                   THE WALT DISNEY COMPANY


By:      /s/ David K. Thompson            By:      /s/ Michael D. Eisner
  ------------------------------------       ----------------------------------
           DAVID K. THOMPSON                         MICHAEL D. EISNER
         SENIOR VICE PRESIDENT                     CHAIRMAN OF THE BOARD
       ASSISTANT GENERAL COUNSEL                AND CHIEF EXECUTIVE OFFICER


ATTEST:                                   CAPITAL CITIES/ABC, INC.


By:      /s/ Alan N. Braverman            By:      /s/ Thomas S. Murphy
  ------------------------------------       ----------------------------------
           ALAN N. BRAVERMAN                         THOMAS S. MURPHY
          VICE PRESIDENT AND                       CHAIRMAN OF THE BOARD
            GENERAL COUNSEL                     AND CHIEF EXECUTIVE OFFICER

                                                                      EXHIBIT A
                                                              TO REORGANIZATION
                                                                      AGREEMENT

                           FORM OF AFFILIATE LETTER

The Walt Disney Company
500 South Buena Vista Street
Burbank, CA 91521

Ladies and Gentlemen:

  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Capital Cities/ABC, Inc., a New York corporation (the "Company"), as the term "affiliate" is (i) defined for purposes of paragraphs
(c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Amended and Restated Agreement and Plan of Reorganization dated as of July 31, 1995 (the "Agreement"), between The Walt Disney Company, a Delaware corporation (the "Purchaser") and the Company, the Company will be merged with and into Merger Sub B (as defined in the Agreement) (the "Merger").

  As a result of the Merger, I may receive shares of Common Stock, par value $.___ per share, of the Holding Company (as defined in the Agreement) (the "Holding Company Securities") in exchange for shares owned by me of Common Stock, par value $.10 per share, of the Company.

  I represent, warrant and covenant to the Purchaser that in the event I receive any Holding Company Securities as a result of the Merger:

    A. I shall not make any sale, transfer or other disposition of the Holding Company Securities in violation of the Act or the Rules and Regulations.

    B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Purchaser Securities to the extent I felt necessary, with my counsel or counsel for the Company.

    C. I have been advised that the issuance of Holding Company Securities to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of the Company, I may be deemed to have been an affiliate of the Company and the distribution by me of the Holding Company Securities has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Holding Company Securities issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to the Holding Company, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

    D. I understand that, except as may be provided in any registration rights agreement entered into by the Holding Company and the undersigned, the Holding Company is under no obligation to register the sale, transfer or other disposition of the Holding Company Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.


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

    E. I also understand that stop transfer instructions will be given to the Holding Company's transfer agents with respect to the Holding Company Securities and that there will be placed on the certificates for the Holding Company Securities issued to me, or any substitutions therefor, a legend stating in substance:

  "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED _______ ________ , BETWEEN THE REGISTERED HOLDER HEREOF AND __________________
  ____________________ , A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF ____________."

    F. I also understand that unless the transfer by me of my Holding Company Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, the Holding Company reserves the right to put the following legend on the certificates issued to my transferee:

  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

  It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) two years shall have elapsed from the date the undersigned acquired the Securities received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) three years shall have elapsed from the date the undersigned acquired the Holding Company Securities received in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, or (iii) the Holding Company has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Holding Company, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

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

  Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                          Very truly yours,


                                          -------------------------------------
                                          NAME:
Accepted this ____ day of
________, 199_  by

THE WALT DISNEY COMPANY

By:
 ---------------------------------
 NAME:
 TITLE:

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